Exhibit 3(I) Articles of Incorporation, as filed with the Colorado Secretary of State on April 6, 1999.


                            ARTICLES OF INCORPORATION
                                       OF
                                VILLA PASTA, INC.


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Incorporator, being a natural person of the age of eighteen years or more, and desiring to form a body corporate under the laws of the State of Colorado, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Colorado these Articles of Incorporation:

     ARTICLE I. Name. The Name of the Corporation is VILLA PASTA, INC.

     ARTICLE II. Duration. The Corporation shall have perpetual duration.

     ARTICLE III. Principal Office. The principal office of the Corporation in the State of Colorado shall be located at 75 Highway 105, P.O. Box 758, Palmer Lake, Colorado 80133, and thereafter at such location as the Board of Directors may determine.

     ARTICLE IV. Purposes. The nature of the business of the Corporation and the objects and purposes and business thereof proposed to be transacted, promoted or carried on are to engage in any lawful act or activity for which corporations may be organized under the Colorado Business Corporation Act.

     ARTICLE V. Capital Structure.

          Section 1. Authorized Capital. The total number of shares of all classes which the Corporation shall have authority to issue is 55,000,000 of which 5,000,000 shall be Preferred Shares, no par value per share, and 50,000,000 shall be Common Shares, no par value per share, and the designations, preferences, limitations and relative rights of the shares of each class are as follows:


          Section 2. Preferred Shares. The Corporation, by resolution of its Board of Directors, may divide and issue the Preferred Shares in series. Preferred Shares of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby expressly vested with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the Colorado Business Corporation Act in respect to the following:

                    A. The number of shares to constitute such series, and the distinctive designations thereof;

                    B. The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

                    C.   Whether   shares  may  be  redeemed  and,  if  so,  the
                         redemption price and the terms and conditions of redemption;

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                    D.   The amount  payable upon shares in event of involuntary
                         liquidation;

                    E. The amount payable upon shares in event of voluntary liquidation;

                    F. Sinking fund or other provisions, if any, for the redemption or purchase of shares;

                    G. The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

                    H.   Voting powers, if any; and

                    I. Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

          Section 3. Common Shares.

                    A. The rights of holders of Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of the Preferred Shares.

                    B. The holders of the Common Shares shall be entitled to one vote for each Common Share held by them of record at the time for determining the holders thereof entitled to vote.

     ARTICLE VI. Board of Directors. The business and affairs of the Corporation shall be managed by the Board of Directors. The number of directors constituting the Board of Directors shall be fixed in the manner provided in the Bylaws of the Corporation, subject to the limitation that the initial Board of Directors of the Corporation shall consist of two persons. Those persons shall serve as directors of the Corporation until the first annual meeting of shareholders or until their successors shall have been elected and qualified. The names and addresses of the initial Board of Directors are as follows:



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          Craig L. Van Scoten              Mike Wolf
          75 Highway 105, P.O. Box 758     6022 So. Holly Street
          Palmer Lake, Colorado 80133      Greenwood Village, Colorado 80111

          In accordance with the Bylaws of the Corporation, the Board of Directors may thereupon be divided into classes, each class to be as nearly equal in number as possible, with the term of office of directors of the first class to expire at the first annual meeting of shareholders after their election, and the terms of the successive classes expiring at successive annual meetings of shareholders thereafter. At each annual meeting following such classification and division of the members of the Board of Directors, a number of directors equal to the number of directorships in the class whose term expires at the time of such meeting shall be elected to hold office for a term of years equal to the number of classes, and such term shall expire at the annual meeting held during the final year of the term.

     ARTICLE VII. Voting by Shareholders.

          Section 1. Cumulative Voting. Cumulative voting shall not be allowed in the election of directors of the Corporation and every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote.

          Section 2. Denial of Preemptive Rights. No shareholder of the Corporation shall by reasons of his holding shares of any class or series have any preemptive or preferential rights to purchase or subscribe to any shares of any class or series of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series now or hereafter to be authorized, whether or not the issuance of any such shares or notes, debentures, bonds or other securities would adversely effect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time, may grant, and at such price as the Board of Directors, in its discretion, may fix; and the Board of Directors, if otherwise authorized by the provisions of these Articles of Incorporation may issue shares of any class or series of the Corporation or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series, without offering any such shares of any class or series either in whole or in part to the existing shareholders of any class or series.

          Section 3. Majority Vote. When, with respect to any action to be taken by the shareholders of the Corporation, the Colorado Business Corporation Act requires the vote or concurrence of the holders of greater than a majority of the outstanding shares, or of any class or series entitled to vote thereon, any and every such action shall be taken, notwithstanding the requirements of the Colorado Business Corporation Act, by the affirmative vote or concurrent of the holders of a majority of the outstanding shares, or of any class or series entitled to vote thereon.

     ARTICLE VIII. Right of Directors to Contract with Corporation.

          Section 1. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors of the Corporation are directors or officers or are financially interested, shall be either void or voidable solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes or approves such contract or transaction or solely because their votes are counted for such purpose if:


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

                    A. The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for that purpose without counting the votes or consents of the interested directors; or

                    B. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

                    C. The contract or transaction is fair and reasonable to the Corporation.

          Section 2. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

     ARTICLE IX. Indemnification of Officers, Directors and Others. The Board of Directors of the Corporation shall have the power to:


          Section 1. Indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by the Colorado Business Corporation Act as presently existing or as hereafter amended.

          Section 2. Authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article X.

          Section 3. Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
               Article X.

               The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, and Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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


     ARTICLE X. Corporate Opportunity. The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officers, directors or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the right of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which he may have to this Corporation.

     ARTICLE XI. Limitations on Director Liability. To the fullest extent permitted by the Colorado Business Corporation Act as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, so long as such director acted in good faith.


     ARTICLE XII. Powers and Limitations. The powers and limitations of the Corporation shall be those set forth by the Colorado Business Corporation Act, under which this Corporation is formed.


     ARTICLE XIII. Registered Office and Registered Agent. The registered office of the Corporation is 7720 E. Belleview Avenue, Suite 200, Englewood, Colorado 80111; the name of the registered agent of the Corporation at such address is David J. Babiarz.


     ARTICLE XIV. Incorporator. The name and address of the Incorporator is as follows:

                                David J. Babiarz
                       7720 E. Belleview Avenue, Suite 200
                            Englewood, Colorado 80111



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


     ARTICLE XV. Rights to Amend, Alter, Change or Repeal. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereinafter prescribed herein or by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.


     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 5th day of April, 1999.

       /s/  David J. Babiarz, Incorporator
       -----------------------------------
            David J. Babiarz, Incorporator


STATE OF COLORADO           )
                            )ss.
COUNTY OF ARAPAHOE )

     The undersigned, a Notary Public, hereby certifies that on this 5th day of April, 1999, personally appeared David J. Babiarz, who, being by me first duly sworn, declared that he is the person who signed the foregoing document as Incorporator, and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 5th day of April, 1999.

         Witness my hand and official seal.

         My commission expires:  01/22/2002

                                              /s/ Kay Wilkinson
                                              -----------------
                                                  Kay Wilkinson
                                                  Notary Public


                           CONSENT OF REGISTERED AGENT

     The undersigned, hereby certifies that on this 5th day of April, 1999, does consent to act as Registered Agent for Villa Pasta, Inc.

                               /s/ David J. Babiarz, Registered Agent
                               ---------------------------------------
                                   David J. Babiarz, Registered Agent

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